Exhibit 99.1

From: Rick White (media)
           414-221-4444
           rick.white@we-energies.com

           Colleen Henderson (analysts)
           414-221-2592
           colleen.henderson@wisconsinenergy.com

November 2, 2004

Wisconsin Energy Reports Third Quarter, Nine-Month Results

MILWAUKEE -- Wisconsin Energy Corporation (NYSE:WEC) today reported third quarter net income of $84 million or 71 cents per share, compared with net income of $31 million, or 26 cents per share, in the third quarter of 2003.

In this year's third quarter, the company recorded a gain of $1.23 per share on the sale of its pump and water systems business offset somewhat by non-cash charges of 82 cents per share associated with the company's Calumet and Minergy Neenah facilities, debt redemption costs of 9 cents per share and severance costs of 7 cents per share. In last year's third quarter the company recorded net non-cash charges of 21 cents per share.

Adjusting for these items, earnings from normal operations in the third quarter were 46 cents per share compared to 47 cents per share in the third quarter of 2003.

"We continued to manage our business effectively and we delivered strong positive results despite one of the coolest summers on record," said Gale Klappa, Wisconsin Energy chairman, president and chief executive officer. "We're focused on reducing our costs, improving customer satisfaction, completing our Power the Future plan and creating value for our shareholders."

Year-to-date earnings through September 30, 2004 were $214 million, or $1.79 per share. The results compare with earnings of $172 million, or $1.46 per share, for the same period a year ago.

Earnings per share numbers listed in this news release are on a fully diluted basis.

Conference Call

A conference call is scheduled for 1 p.m. Central time on Tuesday, Nov. 2, 2004. The presentation will review 2004 third quarter earnings and discuss the company's outlook for the future.

All interested parties, including shareholders, reporters and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing (888) 202-2422 up to 15 minutes before the call begins. There is no passcode required. Access may also be gained through the company's Web site (www.WisconsinEnergy.com) by clicking on the icon for the "Q3 Earnings Release and Conference Call." In conjunction with this earnings announcement, Wisconsin Energy has posted on its Web site detailed financial information on its third quarter performance. The materials will be available at 7:30 a.m. Central Time Nov. 2. An archive of the presentation will be available on the Web site after the call. A replay of the audio presentation will be available for one week after the call. Dial (888)203-1112. The passcode is 977951

Non-GAAP Earnings Measures

Earnings from normal operations (non-GAAP earnings), which generally exclude non-operational items as well as one-time charges or credits that are not associated with the company's ongoing operations, are provided as a complement to earnings presented in accordance with GAAP. These items are not indicative of the company's operating performance. Therefore, we believe that the presentation of earnings from normal operations is relevant and useful to investors to understand Wisconsin Energy's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

Wisconsin Energy Corporation (NYSE:WEC), based in Milwaukee, is a Fortune 500 energy company serving more than one million electric customers in Wisconsin and Michigan's Upper Peninsula and one million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's non-utility businesses include energy development, recycling and renewable energy and real estate development.

One of the Midwest's premier energy companies, Wisconsin Energy Corporation (www.WisconsinEnergy.com) has nearly 6,000 employees, 62,000 shareholders and more than $9 billion of assets.

Forward-looking statements

Some matters discussed above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, business and competitive conditions in the deregulating and consolidating energy industry, in general, and, in particular, in the company's service territories; availability of the company's generating facilities; changes in purchased power costs; changes in coal or natural gas prices and supply availability and the ability to recover fuel and purchased power costs; varying weather conditions; risks associated with non-utility diversification; regulatory decisions; obtaining necessary regulatory approvals and investment capital to implement the growth strategy; equity and bond market fluctuations; foreign, governmental, economic, political and currency risks; and other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in Wisconsin Energy Corporation's 10-K for the year ended December 31, 2003, and other factors described in the company's subsequent reports filed with the Securities and Exchange Commission.

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2004	2003	2004	2003

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$697	$696	$2,479	$2,456

Operating Expenses
Fuel and purchased power	162	161	458	439
Cost of gas sold	81	84	596	623
Other operation and maintenance	249	229	760	703
Depreciation, decommissioning
and amortization	84	85	245	248
Property and revenue taxes	22	21	66	62
Asset valuation charges, net	149	37	149	37

Total Operating Expenses	747	617	2,274	2,112

Operating Income (Loss)	(50)	79	205	344

Other Income and (Deductions), Net	(3)	9	12	30

Financing Costs	46	54	151	160

Income (Loss) From Continuing
Operations Before Income Taxes	(99)	34	66	214

Income Taxes	(32)	13	29	75

Income (Loss) From Continuing Operations	(67)	21	37	139

Income From Discontinued
Operations, Net of Tax	151	10	177	33

Net Income	$84	$31	$214	$172

Earnings (Loss) Per Share (Basic)
Continuing operations	($0.56)	$0.18	$0.31	$1.19
Discontinued operations	1.28	0.08	1.50	0.28

Total Earnings Per Share (Basic)	$0.72	$0.26	$1.81	$1.47

Earnings (Loss) Per Share (Diluted)
Continuing operations	($0.56)	$0.18	$0.31	$1.18
Discontinued operations	1.27	0.08	1.48	0.28

Total Earnings Per Share (Diluted)	$0.71	$0.26	$1.79	$1.46

Weighted Average Common
Shares Outstanding (Millions)
Basic	117.4	117.4	118.0	116.8
Diluted	118.7	118.8	119.5	117.9

Dividends Per Share of Common Stock	$0.21	$0.20	$0.62	$0.60

WISCONSIN ENERGY CORPORATION
SUMMARY OF CONSOLIDATED CONDENSED EARNINGS
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2004	2003	2004	2003

	(Millions of Dollars)
Operating Income

Utility Energy Segment	$102	$118	$363	$389

Non-Utility Energy Segment	(124)	(40)	(128)	(49)

Corporate and Other	(28)	1	(30)	4

Total Operating Income (Loss)	(50)	79	205	344

Other Income and (Deductions), Net	(3)	9	12	30

Financing Costs	46	54	151	160

Income (Loss) From Continuing
Operations Before Income Taxes	(99)	34	66	214

Income Taxes	(32)	13	29	75

Income (Loss) From Continuing Operations	(67)	21	37	139

Income From Discontinued
Operations, Net of Tax	151	10	177	33

Net Income	$84	$31	$214	$172

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited)
	September 30, 2004	December 31, 2003

	(Millions of Dollars)
Assets

Property, Plant and Equipment
In Service	$8,199	$8,342
Accumulated depreciation	(3,076)	(3,021)

	5,123	5,321
Construction work in progress	513	296
Leased facilities, net	100	105
Nuclear fuel, net	66	78

Net Property, Plant and Equipment	5,802	5,800

Investments	955	951

Current Assets
Cash and cash equivalents	48	28
Accounts receivable	282	334
Accrued revenues	108	212
Materials, supplies and inventories	427	386
Assets held for sale	-	938
Other	126	168

Total Current Assets	991	2,066

Deferred Charges and Other Assets
Regulatory assets	708	613
Goodwill, net	442	442
Other	115	93

Total Deferred Charges and Other Assets	1,265	1,148

Total Assets	$9,013	$9,965

Capitalization and Liabilities

Capitalization
Common equity	$2,432	$2,359
Preferred stock of subsidiary	30	30
Long-term debt	3,066	3,571

Total Capitalization	5,528	5,960

Current Liabilities
Long-term debt due currently	29	166
Short-term debt	356	591
Accounts payable	236	249
Accrued liabilities	204	126
Liabilities held for sale	-	252
Other	151	83

Total Current Liabilities	976	1,467

Deferred Credits and Other Liabilities
Regulatory liabilities	891	887
Asset retirement obligations	756	732
Deferred income taxes - long-term	449	571
Other	413	348

Total Deferred Credits and Other Liabilities	2,509	2,538

Total Capitalization and Liabilities	$9,013	$9,965

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30

	2004	2003

	(Millions of Dollars)
Operating Activities
Net income	$214	$172
Income from discontinued operations, net of tax	(177)	(33)
Reconciliation to cash
Depreciation, decommissioning and amortization	271	270
Deferred income taxes and investment tax credits, net	(115)	20
Asset valuation charges, net	149	37
Working capital and other	244	7

Cash Provided by Operating Activities	586	473

Investing Activities
Capital expenditures	(416)	(495)
Proceeds from asset sales, net	902	14
Other investing activities	(19)	2

Cash Provided by (Used in) Investing Activities	467	(479)

Financing Activities
Common stock issued (repurchased), net	(77)	36
Dividends paid on common stock	(73)	(70)
Change in debt, net	(883)	48
Other	-	(23)

Cash Used in Financing Activities	(1,033)	(9)

Change in Cash From Continuing Operations	20	(15)

Cash at Beginning of Period	28	35

Cash at End of Period	$48	$20

Supplemental Information - Cash Paid For
Interest (net of amount capitalized)	$139	$127
Income taxes (net of refunds)	$102	$101